UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2007

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-130483

(Commission File Number)

51-0484716

(I.R.S. Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio 44114

(216) 706-2939

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On May 21, 2007, TransDigm Group Incorporated (the “Company”) issued a press release announcing the pricing of a secondary offering of shares of its common stock by certain selling stockholders (the “Offering”).  A copy of the press released is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On May 25, 2007, the Company issued a press release announcing the completion of the Offering and the exercise of the over-allotment option by the underwriters in connection therewith.  A copy of the press released is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Upon the closing of the Offering, the Company ceased to be a “controlled company” within the meaning of the New York Stock Exchange (the “NYSE”) rules.  As a result, in accordance with NYSE rules, the Company intends to phase in the independence requirements relating to its Board of Directors (the “Board”) and the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.  In furtherance of the foregoing, upon the closing of the Offering, Kewsong Lee resigned from the Nominating and Corporate Governance Committee of the Board.  However, Mr. Lee continues to serve on the Board.  In addition, upon the closing of the Offering, Dudley Sheffler was appointed to the Compensation Committee of the Board, and Douglas Peacock was appointed to the Nominating and Corporate Governance Committee of the Board.  Messrs. Sheffler and Peacock are “independent” within the meaning of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the rules of the NYSE.

Item 9.01               Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

	99.1	Press Release of TransDigm Group Incorporated dated May 21, 2007.

	99.2	Press Release of TransDigm Group Incorporated dated May 25, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 25, 2007

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Name: Gregory Rufus
Title: Executive Vice President, Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of TransDigm Group Incorporated dated May 21, 2007.

99.2	Press Release of TransDigm Group Incorporated dated May 25, 2007.